                                                                    EXHIBIT 99.2
                     CAL FED BANCORP INC. AND SUBSIDIARIES

                 CALIFORNIA MORTGAGE AND EQUITY LOAN PORTFOLIO

                               SEPTEMBER 30, 1996

                          RESIDENTIAL 1-4  MULTI-   COMMERCIAL     TOTAL
                                UNITS      FAMILY   REAL ESTATE REAL ESTATE % OF TOTAL
                          --------------- --------  ----------- ----------- ----------
                                             (DOLLARS IN MILLIONS)
   LOS ANGELES COUNTY
City
Los Angeles.............     $  554.6     $  209.6    $ 21.0     $  785.2       9.0%
Beverly Hills...........        200.6         13.8       5.1        219.5       2.5
Long Beach..............         87.0         97.9       3.2        188.1       2.1
Palos Verdes............        147.2          0.7       0.4        148.3       1.7
West Hollywood..........         94.5         31.9       0.9        127.3       1.4
Santa Monica............         85.0         23.3       4.3        112.6       1.3
Pacific Palisades.......         95.8          1.7        --         97.5       1.1
Rosemead................         55.3          1.7      39.2         96.2       1.1
Glendale................         46.1         37.8       3.0         86.9       1.0
Calabasas...............         73.8          1.2        --         75.0       0.9
Pasadena................         43.9         11.8       8.7         64.4       0.7
Malibu..................         60.8          0.3       2.8         63.9       0.7
Redondo Beach...........         52.5          7.1       2.0         61.6       0.7
Torrance................         37.8         15.0       8.6         61.4       0.7
Canoga Park.............         46.6          9.3       2.1         58.0       0.7
Sherman Oaks............         35.8         22.1        --         57.9       0.7
Manhattan Beach.........         55.6          1.3       0.6         57.5       0.7
Northridge..............         52.1          0.4       2.1         54.6       0.6
Encino..................         52.8          0.7        --         53.5       0.6
Woodland Hills..........         48.8          1.4       1.1         51.3       0.6
Van Nuys................         24.5         22.5       1.7         48.7       0.6
Burbank.................         30.1         11.8       5.0         46.9       0.5
North Hollywood.........         21.8         20.2       0.7         42.7       0.5
All Other...............        822.0        209.3      51.9      1,083.2      12.3
                             --------     --------    ------     --------      ----
   Total Los Angeles
    County..............      2,825.0        752.8     164.4      3,742.2      42.7
                             --------     --------    ------     --------      ----
      ORANGE COUNTY
City
Huntington Beach........        106.6         16.9      16.1        139.6       1.6
Newport Beach...........        115.7          0.3       3.3        119.3       1.4
Anaheim.................         43.2         12.5      25.7         81.4       0.9
Santa Ana...............         40.3         12.8      17.7         70.8       0.8
Mission Viejo...........         60.2          0.2       2.2         62.6       0.7
Irvine..................         40.6           --      17.5         58.1       0.7
South Laguna............         57.8           --        --         57.8       0.7
Orange..................         36.6          2.3      17.1         56.0       0.6
Costa Mesa..............         27.7          7.4       2.7         37.8       0.4
All Other...............        361.4         39.4      54.3        455.1       5.2
                             --------     --------    ------     --------      ----
   Total Orange County..        890.1         91.8     156.6      1,138.5      13.0
                             --------     --------    ------     --------      ----
     OTHER COUNTIES
Counties
San Mateo...............        549.1         15.8       5.3        570.2       6.5
San Diego...............        395.8        141.5      16.4        553.7       6.3
Santa Clara.............        484.9         21.0      36.7        542.6       6.2
Marin...................        334.8          7.2       1.4        343.4       3.9
San Francisco...........        308.4         20.3      11.9        340.6       3.9
Ventura.................        278.1         10.3       6.1        294.5       3.3
All Other...............      1,051.8        115.2      76.6      1,243.6      14.2
                             --------     --------    ------     --------      ----
   Total Other Counties.      3,402.9        331.3     154.4      3,888.6      44.3%
                             --------     --------    ------     --------      ====
   Total California.....     $7,118.0     $1,175.9    $475.4     $8,769.3
                             ========     ========    ======     ========
   Percentage of Total..         81.2%        13.4%      5.4%       100.0%
                             ========     ========    ======     ========

                                       42